Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:
Edward J. Lawson, CEO, President and Chairman, 21st Century Holding Company
(954) 308-1257 or (954) 581-9993

21st CENTURY HOLDING COMPANY REPORTS
2ND QUARTER RECORD RESULTS WITH EARNINGS OF $1.20 PER SHARE

Lauderdale Lakes, Florida, August 2, 2006 - 21st Century Holding Company (Nasdaq: TCHC), today reported record results for the quarter ended June 30, 2006 (see attached tables).

For the three months ended June 30, 2006, the Company reported net income of $8,904,559, or $1.20 per share on 7,427,765 undiluted shares, versus net income of $3,023,541 or $0.48 per share on 6,349,182 undiluted shares in the same three-month period last year beating Company guidance of $1.00 per share. On a diluted share basis, the Company reported earnings of $1.19 per share, based on 7,465,896 average diluted shares outstanding for the same three month period as compared to $0.46 per share based on 6,620,510 average diluted shares outstanding for the three months ended June 30, 2005.

For the six months ended June 30, 2006, the Company reported net income of $14,917,871, or $2.02 per share on 7,370,592 undiluted shares versus net income of $8,843,821 or $1.43 per share on 6,171,134 undiluted shares in the same six month period last year. On a diluted share basis, the Company reported earnings of $1.89 per share, based on 7,880,251 average diluted shares outstanding for the same six month period as compared to $1.35 per share based on 6,550,789 average diluted shares outstanding for the six months ended June 30, 2005.

Net premiums earned increased $6.9 million or 31.3% to $28.7 million for the three months ended June 30, 2006, as compared to $21.9 million for the same three-month period last year. Net premium earned increased $9.8 million or 24.1% to $50.5 million for the six months ended June 30, 2006, as compared to $40.7 million for the same six month period last year.

Total revenues increased $7.7 million or 31.2% to $32.3 million for the three months ended June 30, 2006, as compared to $24.6 million for the same three-month period last year. Total revenues increased $11.0 million or 23.5% to $57.5 million for the six months ended June 30, 2006, as compared to $46.5 million for the same six month period last year.

Edward J. (Ted) Lawson, Chairman, CEO, and President, said, “I am extremely pleased with our results for the second quarter. These record results reflect the continued, successful execution of our business plan. 21st Century has been able to generate revenues and profits from each of its lines of business written, while allowing us to effectively manage expenses and provide the highest level of customer and agent care. Barring any hurricanes hitting Florida, our outlook for the remainder of the year remains positive and we will update guidance as each quarter progresses.”

The Company will hold an investor conference call at 4:30 PM (ET) today, August 2, 2006. Mr. Lawson and Mr. J. Gordon Jennings III, CFO, will discuss the financial results and review the outlook for the Company. Messrs. Lawson and Jennings invite interested parties to participate in the conference call. Listeners can access the conference call by dialing toll free 888-460-6235, conference ID 3760248. Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A replay of the conference call will be available for 7 days at 800-642-1687.

About the Company
The Company, through its subsidiaries, underwrites standard and non-standard personal automobile insurance, flood insurance, general liability insurance, mobile home insurance and homeowners’ property and casualty insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the States of Louisiana, Texas and Alabama for more than 300 classes of business, including special events. The Company also operates as an approved (non-admitted) carrier in the States of Georgia, Kentucky, Virginia and South Carolina offering the same general liability products. In addition, the Company has underwriting authority and processes claims for third party insurance companies. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company’s business; dependence on investment income and the composition of the Company’s investment portfolio; the adequacy of the Company’s liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.
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21st CENTURY HOLDING COMPANY
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Revenue:	2006	2005	2006	2005
Gross premiums written	$50,752,672	$31,362,908	$86,361,745	$61,459,952
Gross premiums ceded	(3,371,781)	(2,053,152)	(3,371,781)	(4,954,443)

Net premiums written	47,380,891	29,309,756	82,989,964	56,505,509

Decrease in prepaid reinsurance premiums	(593,089)	(2,835,083)	(9,264,661)	(5,510,378)
(Increase) in unearned premiums	(18,047,162)	(4,585,523)	(23,177,223)	(10,271,083)
Net change in prepaid reinsurance premiums and unearned premiums	(18,640,251)	(7,420,606)	(32,441,884)	(15,781,461)

Net premiums earned	28,740,640	21,889,150	50,548,080	40,724,048
Finance revenue	496,117	937,681	1,132,143	2,042,211
Managing general agent fees	723,020	620,378	1,380,988	1,252,693
Net investment income	1,612,014	910,925	2,808,279	1,803,796
Net realized investment gains	283,341	125,510	479,552	285,033
Other income	486,962	161,913	1,107,761	404,381

Total revenue	32,342,094	24,645,557	57,456,803	46,512,162

Expenses:
Loss and loss adjustment expenses	9,343,158	12,308,775	16,912,001	19,218,772
Operating and underwriting expenses	2,308,331	2,206,281	4,612,576	3,788,812
Salaries and wages	1,772,511	1,580,120	3,610,472	3,158,701
Interest expense	181,403	379,787	410,287	809,931
Policy acquisition costs, net of amortization	4,126,985	3,222,441	8,045,037	7,048,042

Total expenses	17,732,388	19,697,404	33,590,373	34,024,258

Income from cont’d ops before provision for inc tax exp	14,609,706	4,948,153	23,866,430	12,487,904
Provision for income tax expense	5,705,147	1,924,612	8,948,559	4,678,687
Net income from continuing operations	8,904,559	3,023,541	14,917,871	7,809,217
Discontinued operations:
Income from discontinued operations (including gain on disposal of $0 and $1,630,000, respectively)	--	--	--	1,630,000
Provision for income tax expense	--	--	--	595,396
Income from discontinued operations	--	--	--	1,034,604
Net income	$8,904,559	$3,023,541	$14,917,871	$8,843,821
Basic net income per share from continuing operations	$1.20	$0.48	$2.02	$1.27
Basic net income per share from discontinued operations	$--	$--	$--	$0.16
Basic net income per share	$1.20	$0.48	$2.02	$1.43
Fully diluted net income per share from continuing operations	$1.19	$0.46	$1.89	$1.19
Fully diluted net income per share from discontinued operations	$--	$--	$--	$0.16
Fully diluted net income per share	$1.19	$0.46	$1.89	$1.35

Weighted average number of common shares outstanding	7,427,765	6,349,182	7,370,592,	6,171,134

Weighted average number of common shares outstanding (assuming dilution)	7,465,896	6,620,510	7,880,251,	6,550,789

Dividends declared per share	$0.12	$0.08	$0.24	$0.16

21st CENTURY HOLDING COMPANY
Other Selected Data
(Unaudited)

Balance Sheet

	Period Ending
	06/30/06	12/31/05
Total Cash & Investments	$143,715,315	$106,157,869
Total Assets	$216,919,555	$290,154,753
Unpaid Loss and Loss Adjustment Expense	$31,344,127	$154,038,543
Total Liabilities	$155,759,072	$249,387,383
Total Shareholders’ Equity	$61,160,483	$40,767,370
Common Stock Outstanding	7,405,449	6,771,864
Book Value Per Share	$8.26	$6.02

Premium Breakout

	6 Months Ending
Line of Business	06/30/06	06/30/05
Automobile	5.7%	20.9%
Homeowners’	75.2%	60.3%
General Liability	19.1%	18.8%

Gross Written Premiums	100.0%	100.0%

Loss Ratios

	3 Months Ending		6 Months Ending
Line of Business	06/30/06	06/30/05	06/30/06	06/30/05
Automobile	97.19%	71.91%	82.55%	61.92%
Homeowners’	25.91%	62.14%	26.04%	47.93%
General Liability	13.10%	20.79%	17.60%	23.04%
All Lines	32.51%	56.23%	33.46%	47.19%